Exhibit 99.1

FOR IMMEDIATE RELEASE

LabCorp Contacts:
Media: Donald Von Hagen - 336-436-8263
Media@LabCorp.com

Investors: Clarissa Willett - 336-436-5076
Investor@LabCorp.com

LABCORP EXPANDS SERVICES IN NORTHWEST INDIANA AND SURROUNDING REGION THROUGH ACQUISITION OF DIAGNOSTIC CLINICAL LABORATORY ASSETS FROM SOUTH BEND MEDICAL FOUNDATION

South Bend Medical Foundation and LabCorp Also Establish Pathology Services Collaboration to Serve Customers and Patients Across Four States

BURLINGTON, N.C., October 22, 2019 - LabCorp® (NYSE: LH), a leading global life sciences company that is deeply integrated in guiding patient care, has completed its acquisition of the diagnostic clinical laboratory testing business of South Bend Medical Foundation (SBMF), considerably enhancing the scope of local services that LabCorp offers to hospitals, physicians, and patients across Indiana, Michigan, Ohio, and Illinois. In addition, LabCorp and SBMF will collaborate to provide integrated pathology services to customers in the region, providing an optimal combination of SBMF’s professional pathology services and LabCorp’s advanced technical capabilities, in addition to more efficient access to the leading specialty services of LabCorp’s Dianon Pathology and Integrated Oncology laboratories.

LabCorp will operate SBMF’s former clinical laboratory in South Bend, Indiana, and patients in the area will be able to access LabCorp’s testing through an expanded network of patient service centers, including six former SBMF locations and four LabCorp at Walgreens locations that have recently opened in southwest Michigan. SBMF, a non-profit healthcare provider serving patients for more than 100 years, will continue to provide professional pathology and blood banking services to hospitals and physicians, and will expand its pathology services through a new collaborative relationship with LabCorp.

“This year, LabCorp is celebrating five decades of providing innovative, customer-focused clinical laboratory services as part of our mission to improve health and improve lives,” said Amy Rhine-Pallas, senior vice president of LabCorp Diagnostics’ North Central Division. “I am proud and excited that we will begin our next 50 years by expanding our presence in South Bend and the surrounding markets and establishing a collaboration with the highly regarded pathologists and staff at SBMF.”

“SBMF and LabCorp have much in common, including our impressive histories, our commitments to the communities we serve, and most importantly our mission-driven focus on providing high-quality care to patients,” said Joyce Simpson, M.D., SBMF president. “This transaction will allow SBMF to focus on our core business of pathology and blood banking services. I am confident that our customers and patients will benefit from the enhanced clinical laboratory services that LabCorp can offer, and I look forward to working closely with LabCorp in a new pathology partnership as SBMF expands its professional services.”

About LabCorp
LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster, and uses technology to improve the delivery of care. LabCorp reported revenue of more than $11 billion in 2018. To learn more about LabCorp, visit www.LabCorp.com, and to learn more about Covance Drug Development, visit www.Covance.com.

About South Bend Medical Foundation
South Bend Medical Foundation, based in Northern Indiana, delivers superior quality pathology and blood banking services to hospitals and physicians in Indiana, Michigan, Ohio and Illinois. Founded in 1912 by a group of physicians, South Bend Medical Foundation supports hospitals and physicians throughout the region. As healthcare evolves, SBMF remains strong while meeting new challenges and maintaining its core beliefs. To learn more, visit www.SBMF.org.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws with respect to the transaction between LabCorp and SBMF, including statements regarding the benefits of the transaction and the services and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “forecast,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results could differ materially from those suggested by the forward-looking statements in this press release, due to factors including but not limited to: the successful integration of SBMF’s diagnostic clinical laboratory testing business into LabCorp; adverse reactions to the integration by customers, suppliers or strategic partners; dependence on key personnel and customers; reliance on proprietary technology; management of growth and organizational change; and competitive actions in the marketplace. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of LabCorp described in the RISK FACTORS section of LabCorp’s Annual Report on Form 10-K for the year ended December 31, 2018, subsequent Quarterly Reports on Form 10-Q, and in LabCorp’s other filings with the SEC. The information in this press release should be read in conjunction with a review of LabCorp’s SEC filings including the information under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS in LabCorp’s most recent Form 10-K and Form 10-Q. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and LabCorp assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

###